Exhibit 10.2
CREDIT SUISSE CAPITAL LLC
CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue
New York, NY 10010
Transaction ID: [ ]
PROMISSORY NOTE
     Date: [as of the first drawing date]
     FOR VALUE RECEIVED, the undersigned, ICG Holdings, Inc. (the “Maker”) hereby promises to pay to CREDIT SUISSE CAPITAL LLC (the “Holder”), or its registered successors or registered permitted assigns who are identified in the Maker’s records as the owner of this Note, on the Maturity Date, the aggregate unpaid principal amount of the Loans in lawful money of the United States of America in immediately available funds, and to pay interest from the applicable Drawing Date on the principal amount equal to the Loan Amount for each loan from time to time outstanding, in like funds, at the rate per annum and payable on such dates all as determined pursuant to the terms of the Loan Agreement (as defined below).
     This Note is the Note referred to in the Loan Agreement dated as of May 8, 2008 (the “Loan Agreement”) between the Maker and the Holder, as the same may be amended, supplemented or modified from time to time and is subject in all respect to the terms and provisions thereof. The Loan Agreement contains additional rights of the holder hereof, and the Loans evidenced hereby are guaranteed and secured as provided therein and in the other Transaction Documents. Capitalized terms used but not defined herein have the meaning assigned thereto to the Loan Agreement.
     If a Default Event occurs and is continuing, the principal for each Loan and accrued interest thereon may be declared to be due and payable in the manner and with the effect provided in the Loan Agreement.
     If the Maker shall default in the payment of the principal of or interest on any Loan or any other amount becoming due under the Loan Agreement, by acceleration or otherwise, the Maker promises to pay interest on demand from time to time, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment.
     The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, other than as expressly required by the Loan Agreement. The nonexercise by the Holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
     This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America. This Note is secured by and entitled to the benefits of the Transaction Documents.

ICG HOLDINGS, INC.

By:

Name: